Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Home Federal Bancorp, Inc. of Louisiana
Shreveport, Louisiana 71101


     We consent to the incorporation by reference in this Registration Statement of Home Federal Bancorp, Inc. of Louisiana on Form S-8 of our report dated July 15, 2005 (except for Note U as to which the date is August 18, 2005) incorporated by reference in Home Federal Bancorp, Inc. of Louisiana's Annual Report on Form 10-KSB, for the year ended June 30, 2005.



                                              /s/ LaPorte, Sehrt, Romig & Hand
                                         A Professional Accounting Corporation



Metairie, Louisiana
August 10, 2006